As filed with the Securities and Exchange Commission on May 1, 1998
                                                     Registration No. 333-______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Standard Motor Products, Inc.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           New York                                   11-1362020
---------------------------------        --------------------------------------
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)


              37-18 Northern Boulevard, Long Island City, NY 11101
    ------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                          Standard Motor Products, Inc.
                    Independent Directors' Stock Option Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                Lawrence I. Sills
                                    President
                          Standard Motor Products, Inc.
                            37-18 Northern Boulevard
                           Long Island City, NY 11101
    ------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (718) 392-0200
    ----------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)




                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Securities to       Amount to be           Proposed maximum offering     Proposed maximum                  Amount of
be registered                registered             price per share(1)            aggregate offering price(1)       registration fee

------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $2.00          50,000 Shares          $23.2812                      $1,164,060.00                     $343.40
par value

====================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended on the basis of the average of the high and low prices reported in the consolidated reporting system on April 28, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the Standard Motor Products, Inc. Independent Directors' Stock Option Plan (the "Plan"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents have been filed by Standard Motor Products, Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are hereby incorporated by reference in this Registration Statement:

                  (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

                  (b) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  In 1986 various Sections of Article 7 of the New York Business Corporation Law ("BCL") were amended to broaden the indemnification rights of directors, officers and employees. In 1987 BCL Section 402(b) was further amended to permit a provision to be included in a certificate of incorporation shielding directors from personal liability for breach of their duties as directors. In order to protect its directors, officers and employees, as applicable, to the fullest extent permitted by these statutory amendments, Registrant amended its By-laws and Certificate of Incorporation.

                  In general, Registrant's amended By-laws provide that, except to the extent expressly prohibited by the BCL, Registrant shall indemnify each person made or threatened to be made a party to, or called as a witness in, or asked to submit information in, any action or proceeding by reason of the fact that such person is or was a director or officer of Registrant, or serves or served, at the request of Registrant, any other entity in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein. This indemnification requirement covers any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, whether judicial, administrative or legislative in nature, and whether or not in the nature of a direct or shareholders' derivative action brought by or on behalf of Registrant or any other corporation or enterprise which the director or officer of

Registrant serves or has served at Registrant's request. Registrant's amended By-laws prohibit indemnification if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The amended By-laws further provide that no indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless Registrant has given its prior consent to such settlement or other disposition. Registrant's amended By-laws require Registrant to advance or promptly reimburse upon request any person entitled to indemnification for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if such person is ultimately not to be entitled to indemnification; provided, however, that such person cooperates with any request by Registrant that counsel be utilized by the parties to an action or proceeding similarly situated unless to do so would be inappropriate due to actual or potential conflicts of interest.

                  Registrant's Certificate of Incorporation was amended to add a provision that the personal liability of the directors of Registrant be eliminated to the fullest extent permitted by the provisions of BCL Section 402(b). It was also amended to provide that Registrant shall, to the fullest extent permitted by Article 7 of the BCL, indemnify under that statute from and against any and all of the expenses, liabilities or other matters covered by the statute, and the amended provisions of the By-laws, summarized above, contain the detailed terms and conditions under which this indemnification requirement of the Certificate of Incorporation is to be effected.

                  Registrant maintains an officers' and directors' liability insurance policy insuring Registrant's officers and directors against certain liabilities and expenses incurred by them in their capacities as such. The policy does not reimburse the Registrant for indemnification obligations to its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.


Exhibit
Number                           Description
-------                          -----------

   4.1 Standard Motor Products, Inc. Independent Directors' Stock Option Plan (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

   4.2 The Registrant's Restated Certificate of Incorporation, defining the rights of holders of the capital stock of the Registrant, dated July 31, 1990

   4.3 The Registrant's Certificate of Amendment of the Certificate of Incorporation, dated February 15, 1996

   5            Opinion  of  Kelley  Drye  &  Warren LLP,  Counsel to Registrant

  23.1          Consent of  KPMG  Peat  Marwick  LLP,  Independent Auditors

  23.2 Consent of Kelley Drye & Warren LLP (included in opinion filed as Exhibit 5)

  24 Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature pages hereof)


ITEM 9.  UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and the price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the 1934 Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
Act), that it is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 23rd day of April, 1998.

                                            STANDARD MOTOR PRODUCTS, INC.


                                            By: /s/ David Kerner
                                               ---------------------------------
                                               David Kerner
                                               Treasurer



                                POWER OF ATTORNEY

                  Each person  whose  signature  appears  below  appoints  David
Kerner, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission, any amendments to this Registration Statement (including post-effective amendments), and generally to do anything else necessary or proper in connection therewith.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                Title                             Date
       ---------                -----                             ----


/s/ Lawrence I. Sills           President, Director and Chief     April 23, 1998
--------------------------       Operating Officer
Lawrence I. Sills               (Principal Executive Officer)


/s/ Michael J. Bailey           Vice President Finance and Chief  April 23, 1998
--------------------------       Financial Officer
Michael J. Bailey               (Principal Accounting and
                                 Financial Officer)


--------------------------      Co-Chairman, Director             April 23, 1998
Bernard Fife


/s/ Nathaniel L. Sills          Co-Chairman, Director             April 23, 1998
--------------------------
Nathaniel L. Sills

/s/ Marilyn F. Cragin           Director                          April 23, 1998
--------------------------
Marilyn F. Cragin



/s/ Arthur D. Davis             Director                          April 23, 1998
--------------------------
Arthur D. Davis



                                Director                          April 23, 1998
--------------------------
Robert M. Gerrity


/s/ John L. Kelsey              Director                          April 23, 1998
--------------------------
John L. Kelsey



/s/ Andrew M. Massimilla        Director                          April 23, 1998
--------------------------
Andrew M. Massimilla



/s/ Arthur S. Sills             Director                          April 23, 1998
--------------------------
Arthur S. Sills



/s/ Robert J. Swartz            Director                          April 23, 1998
--------------------------
Robert J. Swartz



/s/ William H. Turner           Director                          April 23, 1998
--------------------------
William H. Turner

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                                       Description
-------                                      -----------
   4.1 Standard Motor Products, Inc. Independent Directors' Stock Option Plan (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

   4.2 The Registrant's Restated Certificate of Incorporation, defining the rights of holders of the capital stock of the Registrant, dated July 31, 1990

   4.3                      The  Registrant's  Certificate  of  Amendment of the
                            Certificate    of    Incorporation,  dated  February
                            15, 1996

   5                        Opinion  of  Kelley  Drye  &  Warren LLP, Counsel to
                            Registrant

23.1                        Consent   of  KPMG  Peat  Marwick  LLP,  Independent
                            Auditors

23.2 Consent of Kelley Drye & Warren LLP (included in opinion filed as Exhibit 5)

24 Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature pages hereof)